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                                                                     EXHIBIT 5.1

                                 [LETTERHEAD]


                                          September 10, 1998


Sound Source Interactive, Inc.
26115 Mureau Road
Suite B
Calabasas, CA 91302-3126


Gentlemen:

     We have acted as counsel for Sound Source Interactive, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan"). Such 500,000 shares of Common Stock are in addition to the 500,000 shares of Common Stock originally authorized for issuance pursuant to the Plan, which were registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8, No. 333-11481.

     We have examined: (i) the Company's Second Restated Certificate of Incorporation and Amended and Restated By-Laws; (ii) an officers' certificate as to the corporate proceeding of the Company relating to the Registration Statement and other factual matters; (iii) a copy of the Plan; and (iv) such other documents and records as we have deemed necessary in order to render this opinion.

     Based upon the forgoing, we are of the opinion that:

     1. All legal and corporate proceedings necessary for the issuance of shares of Common Stock under the Plan have been duly taken.

     2. The Common Stock, upon issuance pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

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Sound Source Interactive, Inc.
September 10, 1998
Page 2


     We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.


                                          Very truly yours,



                                          Swidler Berlin Shereff Friedman, LLP